Exhibit (e)(2)

Crossmark Steward Funds
Dealer and Selling Group Agreement
(the Agreement)

Ladies and Gentlemen:

Crossmark Distributors, Inc. (the Distributor) is the principal distributor for the series portfolios (individually, a Fund) of Steward Funds, Inc. (the Steward Funds), listed on Appendix A, attached hereto, which may be amended from time to time.

In this Agreement, the terms “we,” “us,” and similar words refer to the Distributor, and the terms “you,” “your,” and similar words refer to the dealer executing this Agreement, including its associated persons.

1.	Qualification of Dealer. You hereby represent that you are a broker-dealer properly registered under the Securities Act of 1934, as amended (the 1934 Act), a member in good standing of the Financial Industry Regulatory Authority (FINRA) and duly qualified to engage in the sale of registered open end investment companies. This Agreement is in all respects subject to FINRA’s Conduct Rules, including, without limitation, Conduct Rule 2341, which shall govern the interpretation of all applicable obligations created through this Agreement. For transactions placed through you, you agree that it is your responsibility to determine the suitability of investments for your customers, and that we have no responsibility for such determination. You further agree to maintain all records required by Applicable Laws (as defined below) or that are otherwise reasonably requested by us relating to your transactions in shares of the Steward Funds (the Shares). In addition, you agree to notify us immediately in the event your qualification to engage in the offer and sale of Shares changes.

You hereby represent that you are registered with the appropriate securities authorities in each state, territory and jurisdiction in which your activities make such registration necessary.

You hereby represent that you will at all times comply with (i) the provisions of this Agreement and (ii) the terms of the then-current prospectus and Statement of Additional Information (SAI) (referred to together below as the Prospectus) of each of the Steward Funds.

You hereby represent that you have performed a review of your internal controls and procedures to ensure that such controls and procedures are reasonably designed to (i) prevent the submission of any order received after that day’s deadline for submission of orders for pricing based upon that day’s net asset value per share; and (ii) to prohibit trading of Shares by an individual or entity whose trading activities are identified by a Fund as inconsistent with its stated policies.

2.	Qualification of Fund Shares. We will make available to you a list of the states and other jurisdictions in which Shares have satisfied applicable requirements for offer and sale or are exempt from any such requirements, which list may be revised from time to time. You will offer or sell Shares (i) only in such states and jurisdictions and (ii) only under circumstances that will result in compliance with applicable federal and state securities laws. In connection with sales and offers to sell Shares, you or your agent will furnish to each person to whom any such sale or offer is being made a copy of the Prospectus for the applicable Fund(s).

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We act solely as agent for the Steward Funds and are not responsible for qualifying Shares for sale in any jurisdiction. We are also not responsible for the issuance, form, validity, enforceability or value of Shares. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provisions of the Securities Act of 1933, as amended (the 1933 Act), or of the Rules and Regulations of the Securities Exchange Commission (the SEC), or to relieve the parties hereto from any liability arising under the 1933 Act.

You agree to indemnify us and the Steward Funds for any claim, liability, expense or loss arising in any way out of an offer or sale by you in any state or jurisdiction in which the Shares are not registered or qualified for offer or sale. Such indemnification shall survive the termination of this Agreement.

3.	Orders. You agree that in placing orders on behalf of your customers for Shares, you are acting as agent for your customers. All orders you submit for purchase or redemption of Shares shall reflect orders received from your customers or shall be for your account for your own bona fide investment, and you will date and time-stamp your customer orders and forward them promptly each day in time to provide for processing at the offering price next determined in accordance with the applicable Fund Prospectus. As agent for your customers, you shall not withhold placing customers’ orders for any Shares so as to profit yourself or your customer as a result of such withholding.

You are hereby authorized to (i) place your orders directly with the relevant Fund for the purchase and (ii) tender Shares directly to the relevant Fund for redemption or repurchase, in each case subject to the terms and conditions set forth in the Prospectus and any operating procedures and policies established by the Steward Funds and by us from time to time. All purchase orders you submit are subject to acceptance or rejection, and we reserve the right to suspend or limit the sale of Shares. You are not authorized to make any representations concerning Shares except such representations as are contained in the Prospectus or in such supplemental written information that we may provide to you with respect to a Fund.

All orders that are accepted for the purchase of Shares shall be executed at the next determined public offering price per share (i.e., the net asset value per share plus the applicable sales load, if any) and all orders for the redemption or repurchase of Shares shall be executed at the next determined net asset value per share and subject to any applicable redemption, repurchase fee or contingent deferred sales charge, in each case as described in the Prospectus.

4.	Compliance with Applicable Laws; Distribution of Prospectus and Reports; Confirmations. In connection with its respective activities hereunder, each party agrees to abide by applicable FINRA Conduct Rules and all applicable rules of other self-regulatory organizations of which the relevant party is a member, as well as all applicable laws, rules and regulations, including federal and state securities laws, that are applicable to the relevant party (and its associated persons) in connection with its activities hereunder (Applicable Laws).

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You are authorized to distribute to your customers the Prospectus of each Steward Fund and any supplemental sales material received from us (on the terms and for the period specified by us or stated in such material). You are not authorized to distribute, furnish or display any other sales or promotional material relating to a Fund without our written approval, but you may identify the Funds in a listing of mutual funds available through you to your customers. No person is, however, authorized to make any representation concerning Shares of any Fund except such representations contained in the Prospectus.

Unless otherwise mutually agreed in writing, you shall deliver or cause to be delivered to each customer who purchases Shares from or through you, copies of all documents and information required to be provided by Applicable Laws. You shall send to your customers, or cause to be sent, transaction confirmations, account statements, and such other reports as may be required by Applicable Laws.

You shall offer and sell Shares only in accordance with the terms and conditions of the Prospectus of each Fund, and you shall make no representations not included in the Prospectus or in any authorized supplemental material supplied by us. You agree to be responsible for the proper instruction and training of all sales personnel employed by you, in order that such Shares will be offered in accordance with the terms and conditions of this Agreement and all Applicable Laws. You agree to hold us and the Steward Funds harmless and to indemnify us and the Steward Funds in the event that you, or any of your sales representatives, violate any law, regulation or rule, or any provisions of this Agreement, which violation may result in liability to us and/or any Fund; and in the event that we and/or such Fund determine to refund any amounts paid by any investor by reason of any such violation on your part. Such indemnification shall survive the termination of this Agreement. For the avoidance of doubt, you acknowledge and agree that indemnification provided under this Section 4 shall be in addition to, and shall not limit or supersede, indemnification provided under Section 9 of this Agreement.

You agree to respond to investor inquiries concerning Shares. You shall also immediately advise the Steward Funds and us of all written complaints received by you from Fund shareholders (Shareholders) relating to transactions in the Steward Funds or the maintenance of their accounts and shall promptly answer all such complaints and other similar correspondence, with copies provided to us.

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5.	Sales Charges and Concessions. On each purchase of Shares for which the order was placed by you (but not including the reinvestment of any dividends or distributions), you shall be entitled to receive such dealer allowances, concessions, sales charges or other compensation, if any, as may be set forth in the Prospectus. Sales charge reductions and discounts may be available as provided in the Prospectus. To obtain any such reductions, you must notify the applicable Fund or the Distributor promptly when a transaction or transactions would qualify for the reduced charge and you must submit information that is sufficient (in the discretion of the Fund and/or us) to substantiate qualification therefore. The foregoing shall include advising us of any Letter of Intent signed by your customer or of any right to Cumulative Quantity Discount available to such customer. If you fail to so advise us, you will be liable for the return of any commissions plus interest thereon. Cumulative Quantity Discounts (including rights under a Letter of Intent) are available, if at all, only as set forth in the Prospectus, and you authorize any adjustment to your account (and will be liable for any refund) to the extent any allowance, discount or concession is made and the conditions therefore are not fulfilled. Each price is always subject to confirmation and will be based upon the net asset value next determined after receipt of an order that is in good form. If any Shares are tendered for redemption or repurchased by the Fund for any reason within seven (7) business days after confirmation of the purchase order for such Shares, you agree to promptly refund the full sales load or other concession upon notification and you will forfeit the right to receive any compensation allowable or payable to you on such Shares. You represent to us that you are eligible to receive any such sales charges and concessions paid to you by us under this section.

We reserve the right to waive sales charges, as approved by the Steward Funds.

6.	Transactions in Fund Shares. We shall not accept from you any conditional orders for Shares. With respect to all orders you place for the purchase of Shares, unless otherwise agreed, settlement shall be made with the applicable Fund within two (2) business days after acceptance of the order. If payment is not so received or made, the transaction may be cancelled. In this event or in the event that you cancel the trade for any reason, you agree to be responsible for any loss resulting to the Funds or to us from your failure to make payments as aforesaid. You shall not be entitled to any gains generated thereby. Any order by you for the purchase of Shares through us shall be executed pursuant to the terms and conditions specified in the Prospectus of each Fund for which an order is made unless rejected by us or that Fund. In addition to the right to reject any order, each Fund has reserved the right to withhold Shares from sale temporarily or permanently.

7.	Class K Shares. Class K shares are offered only through omnibus accounts maintained by qualified intermediaries. You may only place an order to purchase Class K shares through an account maintained by you or another qualified intermediary (an Omnibus Account). You represent that you will be acting solely on an agency basis in placing orders for Class K shares. You or the other qualified intermediary who maintains the Omnibus Account will be responsible for accounting for the interests of individual Shareholders who are invested through the Omnibus Account; providing transaction confirmations and account statements to individual Shareholders; providing tax reports as required by applicable federal and state laws to individual Shareholders; delivering prospectuses, required reports, and proxy statements to individual Shareholders; and submitting aggregated trades with respect to the net purchase or sale activity within the Omnibus Account each day. The Steward Funds’ transfer agent will maintain only one Omnibus Account in each Fund for a qualified intermediary.

8.	Accuracy of Orders; Customer Signatures. You shall be responsible for the accuracy, timeliness and completeness of any orders transmitted by you on behalf of your customers by any means, including wire or telephone. In addition, you agree to guarantee the signatures of your customers when such guarantee is required by the applicable Fund and you agree to indemnify and hold harmless all persons, including us and the Funds’ transfer agent, from and against any and all loss, cost, damage or expense suffered or incurred in reliance upon such signature guarantee.

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9.	Indemnification. You agree to indemnify and hold us, the Funds and the Funds’ investment adviser(s) and transfer agents and their respective directors, trustees, officers and employees harmless from any and all direct or indirect claims, demands, allegations, complaints, liabilities or losses, including reasonable attorneys’ fees and related expenses, resulting from (i) any actual or alleged material breach of your representations or warranties contained in this Agreement, (ii) any actual or alleged breach by you of a material provision of this Agreement, (iii) any actual or alleged failure by you to comply with Applicable Laws, rules and regulations governing your performance under this Agreement, (iv) your dissemination of information regarding the Funds, us or the Funds’ investment adviser(s) that is, or is alleged to be, materially incorrect and that was not provided to you, or approved, by the Funds, us or the Funds’ investment adviser(s), and (v) requests, directions, actions or inaction of or by you, or your officers, employees or agents, regarding the purchase, redemption, transfer or registration of Shares of the Funds for accounts of your firm, its customers and other Shareholders. Such indemnification shall survive the termination of this Agreement.

We agree to indemnify and hold you and each of your directors, officers and employees harmless from any and all direct or indirect claims, demands, allegations, complaints, liabilities or losses, including reasonable attorneys’ fees and related expenses, resulting from (i) any actual or alleged material breach of our representations or warranties contained in this Agreement, (ii) any actual or alleged breach by us of a material provision of this Agreement, (iii) any actual or alleged failure by us to comply with Applicable Laws, rules and regulations governing our performance under this Agreement, and (iv) any untrue statement of any material fact contained in the Prospectus or other materials made available by us, unless such inaccuracy or omission was made in reliance upon and in conformity with information furnished to us or the Funds by or on behalf of you. Such indemnification shall survive the termination of this Agreement.

The agreement of the parties in this Section 9 to indemnify each other is conditioned upon the party entitled to indemnification (an Indemnified Party) giving notice to the party required to provide indemnification (an Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnification may be sought is served on the Indemnified Party. Such notice will be given by a means of prompt delivery that provides confirmation of receipt to the address indicated in or in accordance with Section 18 hereof. The failure of the Indemnified Party to give such notice shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this section. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and that the Indemnified Party may participate in such defense at its expense. If the Indemnifying party does not elect to assume the defense, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by it. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

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10.	Multi-Class Distribution Arrangements. You understand and acknowledge that the Funds may offer Shares in multiple classes, and you represent and warrant that you have established compliance procedures reasonably designed to ensure that your customers are made aware of the terms of each available class of Fund Shares to ensure (i) that each customer is offered only Shares that are suitable investments for him or her, (ii) that each customer is given the opportunity to obtain sales charge break points, if any, as detailed in the Prospectus and (iii) proper supervision of your representatives in recommending and offering the Shares of multiple classes to your customers.

11.	Anti-Money Laundering Compliance. Each party to this Agreement acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the AML Acts), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each party represents and warrants that it is in compliance and will continue to comply with the AML Acts and applicable rules thereunder (the AML Laws), including FINRA Conduct Rule 3310, in all relevant respects. The parties agree to cooperate with one another to satisfy AML due diligence policies of the Steward Funds and Distributor if allowable under the AML Laws, which may include annual compliance certifications and periodic due diligence reviews and/or other requests deemed necessary or appropriate by us to ensure compliance with AML Laws. You hereby provide the confirmation set forth in Appendix C, attached hereto.

12.	Privacy. The parties agree that any Non-Public Personal Information, as the term is defined in Regulation S-P (Reg S-P) of the SEC that may be disclosed hereunder is disclosed for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Reg S-P and that it will not disclose any Non-Public Personal Information received in connection with this Agreement to any other party, except to the extent required to carry out the services set forth in this Agreement or as otherwise permitted by law or self-regulatory agency. Further, each party agrees that it shall maintain and require third-party service providers to maintain effective security measures to protect Non-Public Personal Information from unauthorized disclosure or use and it shall provide the other party with information regarding their respective security measures upon such other party’s reasonable request and promptly provide the other party with information regarding any failure of such security measures or any security breach related to Non-Public Personal Information and this Agreement.

13.	Distribution and/or Service Fees. We may pay distribution and/or service fees to financial intermediaries involved in the sale of Shares and the servicing of shareholder accounts. Such payments will be made subject to and in accordance with the terms of each Prospectus and the distribution plan and/or service plan, if any, adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the 1940 Act), or a non-Rule 12b-1 Service Plan, or a comparable plan adopted pursuant to an exemptive order issued by the SEC. Qualified intermediaries that wish to receive such payments must enter into an agreement in substantially the form set forth in Appendix B, attached hereto, or such other form of agreement as may be approved from time to time by the board of directors of the Steward Funds.

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14.	Order Processing. In accordance with FINRA Notice to Members 03-50 (reminding members of their responsibility to ensure that they have in place policies and procedures reasonably designed to help the Fund deter, detect and prevent the occurrence of mutual fund transactions that would violate Rule 22c-1 under the 1940 Act, FINRA Conduct Rule 2010 and other applicable rules and regulations), you hereby provide the confirmation set forth in Appendix D, attached hereto.

15.	Agreement to Provide Client Information and Restrict Trading.

(a)	Agreement to Provide Information. You agree to provide the Fund or its designee, upon written request, the taxpayer identification number (TIN), the Individual/International Taxpayer Identification Number (ITIN) or other government-issued identifier (GII), if known, of any or all Shareholder(s) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholder(s) or account (if known), and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer or exchange of Shares held through an account maintained by you during the period covered by the request.

(i)	Period Covered by Request. Requests must set forth a specific period, not to exceed one hundred eighty (180) calendar days from the date of the request, for which transaction information is sought. The Steward Funds may request transaction information older than one hundred eighty (180) calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(ii)	Form and Timing of Response.

(1)	You agree to provide, promptly upon request of the Steward Funds or its designee, the requested information specified in Section 15(a). If such information is requested by the Fund or its designee, you agree to use best efforts to determine promptly whether any specific person about whom you have received the identification and transaction information specified in Section 15(a) is itself a financial intermediary (Indirect Intermediary) and, upon further request of the Fund or its designee, to promptly either (i) provide (or arrange to have provided) the information set forth in Section 15(a) for those Shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, Shares issued by the Steward Funds. You additionally agree to inform the Fund whether you plan to perform (i) or (ii).

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(2)	Responses required by this section must be communicated in writing and in a format mutually agreed upon by the parties.

(3)	To the extent practicable, the format for any transaction information provided to the Steward Funds should be consistent with the NSCC Standardized Data Reporting Format.

(iii)	Limitations on Use of Information. The Steward Funds agree not to use the information received for marketing or any other similar purposes without your prior written consent.

(b)	Agreement to Restrict Trading. You agree to execute written instructions from the Steward Funds to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of Shares (directly or indirectly through an account with you) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund.

(i)	Form of Instructions. Instructions between the parties to restrict or prohibit further purchases or exchanges of Shares must include the TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed-upon information to which the instruction relates.

(ii)	Timing of Response. You agree to execute instructions as soon as reasonably practicable, but not later than five (5) business days after receipt of the instructions.

(iii)	Confirmation by You. You must provide written confirmation to the Fund that instructions have been executed. You agree to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

(c)	Definitions. For purposes of this Section 15, the following terms shall have the following meanings:

(i)	Pursuant to Section 15, and only Section 15 herein, the term “Steward Funds” or “Fund” also includes the Fund’s principal underwriter and transfer agent. The term does not include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Act.

(ii)	The term “Shares” means the interests of shareholders corresponding to the redeemable securities of record issued by the Fund under the Act that are held by you.

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(iii)	The term “Shareholder” means the beneficial owner of shares, whether the shares are held directly or by you in nominee name.

(iv)	The term “written” includes electronic writings and facsimile transmissions.

(v)	The terms “you” and “us” shall mean a “financial intermediary” as defined in SEC Rule 22c-2.

(vi)	The term “purchase” does not include automatic reinvestment of dividends.

(vii)	The term “promptly” as used in Section 15 shall mean as soon as practicable, but in no event later than five (5) business days from your receipt of the request for information from the Fund or its designee.

16.	Amendments. This Agreement may be amended from time to time by the following procedure:

We will mail a copy of the amendment to you at your address shown below or as registered as your main office from time to time with FINRA. If you do not object to the amendment within thirty (30) days after its receipt, the amendment will become a part of this Agreement. Your objection must be in writing and must be received by us within such thirty (30) days. All amendments shall be in writing and, except as provided above, shall be executed by both parties.

17.	Termination. You may terminate this Agreement by notice in writing to us, which termination shall become effective ten (10) days after the date of mailing such notice to us. You agree that we have and reserve the right, in our sole discretion and without notice, to suspend sales of Shares of any one or more of the Steward Funds, or to withdraw entirely the offering of Shares of any one or more of the Steward Funds, or, in our sole discretion, to modify, amend or cancel this Agreement upon written notice to you of such modification, amendment or cancellation, which shall become effective on the date stated in such notice. Without limiting the foregoing, we may terminate this Agreement for cause in the event of any violation by you of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to you of such termination. Without limiting the foregoing, and any provision hereof to the contrary notwithstanding, your expulsion from FINRA will automatically terminate this Agreement without notice; your suspension from FINRA or violation of applicable federal or state laws or regulations will terminate this Agreement effective upon the date of our mailing notice to you of such termination. Our failure to terminate for any cause will not constitute a waiver of our right to terminate at a later date for any such cause. All notices hereunder will be made to the respective parties at the addresses listed hereon, unless any such address is changed by notice given in accordance with this Agreement. Any unfulfilled obligations hereunder, and all obligations of indemnification, shall survive the termination of this Agreement.

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18.	Notices. All notices and communications to us shall be sent to Crossmark Distributors, Inc., 3700 West Sam Houston Parkway South, Suite 250, Houston, Texas 77042, Attn: Broker-Dealer Compliance Department, or at such other address as we may designate in writing. All notices and other communication to you shall be sent you at the address set forth below or at such other address as you may designate in writing. All notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile or similar means of same-day delivery, with a confirming copy by mail.

19.	Authorization. Each party represents to the other that all requisite corporate proceedings have been undertaken to authorize it to enter into and perform under this Agreement as contemplated herein, and that the individual that has signed this Agreement below on its behalf is a duly elected officer that has been empowered to act for and on behalf of such party with respect to the execution of this Agreement.

20.	Third Party Beneficiaries. It is acknowledged and agreed by both parties that the Steward Funds are third-party beneficiaries to this Agreement.

21.	Miscellaneous. This Agreement supersedes any other agreement between the parties with respect to the offer and sale of Shares and other matters covered herein. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to conflict of laws principles, and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be effective as of the date of acceptance by you, but only upon receipt by us of a properly executed duplicate original.

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If the foregoing corresponds with your understanding of our agreement, please sign this document and the appropriate Appendices in the spaces provided and return the same to us, whereupon this Agreement shall be binding upon each of us.

CROSSMARK DISTRIBUTORS, INC.

By:

Name:	Michael L. Kern III, CFA

Title:	President & CEO

Agreed to and Accepted:

Firm

Address

City	State	Zip Code

Telephone Number

By:

Name:

Title:

Date:

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Dealer Administration Contact

Please provide a primary contact for the Funds’ transfer agent for purposes of establishing trading accounts and banking instructions.

Name:

Title:

Phone:

E-mail:

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Appendix A
Revised January 2, 2018

Steward Funds, Inc.	Ticker	CUSIP

On behalf of its series:

Steward Covered Call Income Fund
• Class A	SCJAX	860324714
• Class C	SCJCX	860324698
• Class K	SCJKX	860324680
• Institutional Class	SCJIX	860324672

Steward Global Equity Income Fund
• Class A (Currently called Individual Class)	SGIDX	860324862
• Class C	SGIFX	860324821
• Class K	SGIGX	860324813
• Institutional Class	SGISX	860324854

Steward International Enhanced Index Fund
• Class A (Currently called Individual Class)	SNTKX	860324805
• Class C	SNTDX	860324797
• Class K	SNTFX	860324789
• Institutional Class	SNTCX	860324706

Steward Large Cap Enhanced Index Fund
• Class A (Currently called Individual Class)	SEEKX	860324201
• Class C	SEEBX	860324711
• Class K	SEEHX	860324763
• Institutional Class	SEECX	860324102

Steward Select Bond Fund
• Class A (Currently called Individual Class)	SEAKX	860324409
• Class C	SEAAX	860324755
• Class K	SEABX	860324748
• Institutional Class	SEACX	860324300

Steward Small-Mid Cap Enhanced Index Fund
• Class A (Currently called Individual Class)	TRDFX	860324839
• Class C	SSMEX	860324730
• Class K	SSMOX	860324722
• Institutional Class	SCECX	860324847

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Class K Shares. Class K shares are offered only through omnibus accounts maintained by qualified intermediaries. You may only place an order to purchase Class K shares through an account maintained by you or another qualified intermediary (an Omnibus Account). You or the other qualified intermediary who maintains the Omnibus Account will be responsible for accounting for the interests of individual Shareholders who are invested through the Omnibus Account; providing transaction confirmations and account statements to individual Shareholders; providing tax reports as required by applicable federal and state laws to individual Shareholders; delivering prospectuses, required reports, and proxy statements to individual Shareholders; and submitting aggregated trades with respect to the net purchase or sale activity within the Omnibus Account each day. The Steward Funds’ transfer agent will maintain only one Omnibus Account in each Fund for a qualified intermediary.

The Distributor and its affiliates do not pay distribution, service, marketing, or sales support fees in respect of assets invested in Class K shares of the Steward Funds.

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Appendix B

Crossmark Steward Funds
Distribution and Service Fee Agreement

Ladies and Gentlemen:

This Distribution and Service Fee Agreement (this Agreement) confirms our understanding and agreement with respect to certain payments to be made to you in accordance the Dealer and Selling Group Agreement between you and us (the Dealer Agreement), which entitles you to offer and sell Shares to your customers. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Dealer Agreement.

1.	From time to time during the term of this Agreement, we may make monthly payments to you pursuant to one or more distribution and/or service plans (the Plans) adopted by certain of the Steward Funds. You agree to furnish sales and marketing services and/or shareholder services to existing and prospective shareholders of the Steward Funds, including, but not limited to, assistance in the establishment and maintenance of a shareholder account, assistance to clients in changing dividend options, account designations and addresses, assisting shareholders with tax information and such other services, answering routine inquiries regarding the Funds, processing shareholder transactions, and providing any other shareholder services not otherwise provided by a Fund’s transfer agent or as we may reasonably request. You shall also prepare such quarterly reports for us as shall reasonably be required by us. With respect to such payments to you, we shall have only the obligation to make payments to you after, for as long as, and to the extent that, we receive from the Fund an amount equivalent to the amount payable to you. We, as Distributor, and the Steward Funds reserve the right, without prior notice, to suspend or eliminate such payments or other dealer compensation by amendment, sticker or supplement to the then-current Prospectus of the applicable Fund.

2.	Any such monthly fee payments shall be determined as described in a Fund’s Prospectus. Payments will be based on the average net assets of Fund Shares which are owned by those customers of yours whose records, as maintained by the Funds or the transfer agent, designate your firm as the customer’s dealer of record or as is agreed to by us and the dealer of record. No such fee payments will be payable to you with respect to Shares purchased by or through you and redeemed by the Funds within seven (7) business days after the date of confirmation of such purchase. No such monthly fee payments will be payable to you unless such payment equals or exceeds $7.50. You represent that you are eligible to receive any such payments made to you under the Plans.

3.	Each party agrees that all activities conducted under this Agreement will be conducted in accordance with the Plans, as well as all applicable state and federal laws, including the 1940 Act, the 1934 Act, the 1933 Act and any applicable rules of the FINRA.

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3700 W. Sam Houston Parkway S., Suite 250, Houston, Texas 77407 800-262-6631	crossmarkglobal.com

4.	If trading in an omnibus environment, at the end of each month (or quarterly, upon request), you shall furnish us with a written report describing the amounts payable to you pursuant to this Agreement. We shall provide quarterly reports to the board of directors of the Steward Funds (the Board) regarding amounts expended pursuant to the Plans and the purposes for which such expenditures were made. You shall furnish us with such other information as shall reasonably be requested by us in connection with our reports to the Board with respect to the fees paid to you pursuant to this Agreement.

5.	This Agreement shall continue in effect until terminated in the manner prescribed below or as provided in the Plans or in Rule 12b, under the 1940 Act, as applicable. This Agreement may be terminated, with respect to one or more Funds, without penalty, by either of us, upon ten (10) days’ prior written notice to the other party. In addition, this Agreement will be terminated with respect to any Fund upon a termination of the relevant Plan or the Dealer Agreement or if our Distribution Agreement with the Funds terminates.

6.	This Agreement may be amended by us from time to time by the following procedure. We will mail a copy of the amendment to you at your address shown below or as registered from time to time with the FINRA. If you do not object to the amendment in writing within thirty (30) days after its receipt, the amendment will become a part of this Agreement.

7.	This Agreement shall become effective as of the date when it is executed and dated by us below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Texas.

8.	All notices and other communications shall be given as provided in the Dealer Agreement.

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3700 W. Sam Houston Parkway S., Suite 250, Houston, Texas 77407 800-262-6631	crossmarkglobal.com

If the foregoing is acceptable to you, please sign this Agreement in the space provided below and return the same to us.

CROSSMARK DISTRIBUTORS, INC.

By:	/s/ Michael L. Kern, III

Name:	Michael L. Kern, III, CFA

Title:	President & CEO

Agreed to and Accepted:

Firm

Address

City	State	Zip Code

Telephone Number

By:

Name:

Title:

Date:

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3700 W. Sam Houston Parkway S., Suite 250, Houston, Texas 77407 800-262-6631	crossmarkglobal.com

Appendix C

Anti-Money Laundering Recertification

In accordance with the terms of the Dealer and Selling Group Agreement between us, the undersigned organization hereby re-certifies the following:

(i)	It has implemented your anti-money laundering program as required by the AML Laws.

(ii)	It has performed (or its agent will perform) the Customer Identification Program requirements with respect to orders for securities transacted pursuant to the Dealer and Selling Group Agreement.

A signed faxed copy of this Recertification shall be deemed an original copy for all purposes.

Firm

Address

City	State	Zip Code

Telephone Number

By:

Name:

Title:

Date:

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3700 W. Sam Houston Parkway S., Suite 250, Houston, Texas 77407 800-262-6631	crossmarkglobal.com

Appendix D

Confirmation Pursuant to FINRA Notice to Members 03-50

As a selected dealer of the Shares listed in Appendix A, and pursuant to the terms of the Dealer and Selling Group Agreement, we hereby certify to you that we will at all times comply with (i) the provisions of the Dealer and Selling Group Agreement related to compliance with all applicable rules and regulations; and (ii) the terms of the Prospectus for each of the Funds.

We have performed a review of our internal controls and procedures to ensure that such controls and procedures are adequate to (i) prevent the submission of any order received after the deadline for submission of orders in each day that are eligible for pricing at that day’s net asset value per share; and (ii) prohibit trading of Fund Shares of an individual or entity whose trading activities are identified by the Funds as inconsistent with the Funds’ stated policies.

Agreed to and Accepted:

Firm

Address

City	State	Zip Code

Telephone Number

By:

Name:

Title:

Date:

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3700 W. Sam Houston Parkway S., Suite 250, Houston, Texas 77407 800-262-6631	crossmarkglobal.com

E-mail Authorization Form

I hereby authorize Crossmark Distributors, Inc. to send our Firm current copies of the prospectus for each of the Steward Funds, the SAI upon request, and any supplemental sales materials via e-mail in lieu of paper whenever possible. I understand that Crossmark Distributors, Inc. will not share my e-mail address with any other persons or agencies without my express, written consent. This authorization will remain in effect until our Firm’s selling group agreement is terminated or our Firm revokes this authorization in writing.

Agreed to and Accepted:

Firm

Address

City	State	Zip Code

Telephone Number

By:

Name:

Title:

Date:

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3700 W. Sam Houston Parkway S., Suite 250, Houston, Texas 77407 800-262-6631	crossmarkglobal.com